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Exhibit 21.1

Axcelis Technologies, Inc.
Exhibit 21.1 to Form 10-K for the year ended December 31, 2012
Subsidiaries

        The following is a list of all direct and indirect wholly-owned subsidiaries of Axcelis Technologies, Inc. as of the date hereof:

Domestic Subsidiaries

1.
Axcelis Technologies CCS Corporation a Delaware corporation
2.
Fusion Technology International, Inc., a Delaware corporation
3.
Axcelis Technologies (Israel), Inc., a Delaware corporation
4.
Fusion Investments, Inc., a Maryland corporation
5.
High Temperature Engineering Corporation, a Delaware corporation

European Subsidiaries

6.
Axcelis Technologies, GmbH (Germany)
7.
Axcelis Technologies, S.r.l (Italy)
8.
Axcelis Technologies, Sarl (France)
9.
Axcelis Technologies, Ltd. (U.K.)

Asian Subsidiaries

10.
Axcelis Technologies, KK (Japan)
11.
Axcelis Technologies Limited (Korea)
12.
Axcelis Technologies Ltd. (Taiwan)
13.
Axcelis Technologies Pte. Ltd. (Singapore)
14.
Axcelis Technologies Semiconductor Trading (Shanghai) Co., Ltd. (Peoples Republic of China)

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  Exhibit 21.1
Axcelis Technologies, Inc. Exhibit 21.1 to Form 10-K for the year ended December 31, 2012 Subsidiaries